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                                                                    Exhibit 10.1

                   CONSULTING AGREEMENT


       This CONSULTING AGREEMENT, dated as of June 30, 1997 (the
"AGREEMENT"), among Leiner Health Products Inc., a Delaware corporation (the "COMPANY"), Leiner Health Products Group Inc., a Delaware corporation (the "PARENT"), and North Castle Partners, L.L.C., a Delaware limited liability company ("NCP").

                   W I T N E S S E T H:

       WHEREAS, pursuant to a Stock Purchase Agreement and Plan of Merger, dated as of May 31, 1997 (the "MERGER AGREEMENT"), by and among the Parent, North Castle Partners I, L.L.C. (the "FUND") and LHP Acquisition Corp. ("MERGER SUB"), the parties thereto effected a recapitalization of the Parent and certain related transactions including, without limitation, the transactions described in the Offering Memorandum, dated June 20, 1997 (the "Offering Memorandum"), relating to the offering by the Parent of $85 million aggregate principal amount of Senior Subordinated Notes, due 2007 (collectively, the "TRANSACTIONS"). Capitalized terms used herein without definition herein have the meaning specified in the Merger Agreement or, if not defined in the Merger Agreement, the meaning specified in the Amended and Restated Limited Liability Operating Agreement of the Fund (the "Operating Agreement").

       WHEREAS, NCP has performed financial, investment banking, management advisory and other services (the "TRANSACTION SERVICES") for the Parent and the Company in connection with the Transactions, including but not limited to in connection with the preparation, negotiation, execution and delivery of the commitment, fee and engagement letters, underwriting agreements, credit agreements, indentures and indenture supplements, guarantees, mortgages, pledge agreements and other security agreements, subscription and stockholder agreements, and other agreements, instruments and documents, relating to the financing of the Transactions;

       WHEREAS, the Company and the Parent desire to receive financial and managerial consulting services from NCP from and after the Closing, and NCP desires to provide such services to the Company and the Parent;

       NOW, THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth and the


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mutual benefits to be derived herefrom, the parties hereto hereby agree as follows:

       1. ENGAGEMENT. The Company and the Parent hereby engage NCP as a consultant, and NCP hereby agrees to provide financial and managerial consulting services to the Company and the Parent, all on the terms and subject to the conditions set forth below.

       2. SERVICES, ETC. NCP hereby agrees during the term of this Agreement to assist, advise and consult with the Boards of Directors and management of the Company, the Parent and their respective Subsidiaries in such manner and on such business, management and financial matters, and provide such other financial and managerial advisory services (collectively, the "CONTINUING SERVICES"), as may be reasonably requested from time to time by the Boards of Directors or management of the Company, the Parent and their respective Subsidiaries, including but not limited to assistance in:

       (i) establishing and maintaining banking, legal and other business relationships for the Company, the Parent and their respective Subsidiaries;

     (ii) developing and implementing corporate and business strategy and planning for the Company, the Parent and their respective Subsidiaries, including plans and programs for improving operating, marketing and financial performance, budgeting of future corporate investments, acquisition and divestiture strategies, and reorganizational programs; and

    (iii) providing professional employees to serve as directors or officers of the Company, the Parent and their respective Subsidiaries.

       3. COMPENSATION; PAYMENT OF EXPENSES. (a) The Company agrees to pay to NCP, concurrent with the execution of this Agreement, as compensation for the Transaction Services, a fee of $3,500,000.

       (b) (i) The Company agrees to pay to NCP, as compensation for the Continuing Services to be rendered by NCP hereunder, an annual fee (the "Continuing Services Fee") of $1,500,000 (subject to adjustment as set forth below),

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payable semi-annually in advance on each July 1 and February 1 during the term of this Agreement.

             (ii) The Continuing Service Fee shall be adjusted to reflect the Public Float (as defined below) of the Parent as follows: (A) if the Public Float is less than 25%, the Continuing Service Fee shall be $1,500,000, (B) if the Public Float is at least 25% but less than 50%, the Continuing Services Fee shall be $1,000,000, (C) if the Public Float is at least 50% but less than 75%, the Continuing Services Fee shall be $500,000, (D) if the Public Float is at least 75% but less than 90%, the Continuing Services Fee shall be $250,000 and
(E) if the Public Float is 90% or more, no Continuing Services Fee shall be payable. "Public Float" means the percentage of the common stock of the Parent (on a fully-diluted basis) that shall have been sold to the public in an underwritten public offering pursuant to an effective registration statement under the Securities Act.

            (iii) During any period when a Material Financing Default (as defined below) shall have occurred and be continuing, 50% of all Continuing Services Fees then payable shall be deferred until such Material Financing Default is no longer continuing, whereupon all Continuing Services Fees that shall have been deferred shall be promptly paid. A "Material Financing Default" shall mean any non-payment or prepayment when due of principal or interest under the Parent or Company's principal financing documents or any event of default thereunder resulting from a default with respect to any covenant requiring maintenance of an interest coverage ratio, debt to capitalization ratio, cash flow coverage ratio or earnings to debt ratio contained therein.

       (c) The Company shall reimburse NCP for such reasonable travel and other out-of-pocket expenses as may be incurred by NCP and its employees, agents and advisors in the course or on account of rendering of the Transaction Expenses or any Continuing Services, including but not limited to any fees and expenses of any legal, accounting or other professional advisors to NCP engaged in connection with the Continuing Services being provided hereunder. NCP may submit monthly expense statements, which shall be payable within thirty days.

       4. TERM, ETC. (a) The provisions of Sections 1 through 4 of this Agreement shall terminate (i) if the Managing Member of the Fund is removed pursuant to Section


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4.1 of the Operating Agreement or (ii) upon the earlier to occur of (x) the tenth anniversary of the date hereof, (Y) the date on which the Fund terminates in accordance with the terms of its Limited Liability Company Operating Agreement (z) the date on which the Ordinary Members of the Fund have the right to terminate the Fund pursuant to the terms of the Operating Agreement.

       (b) Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company or the Parent, the successor corporation formed by such consolidation or into the Company or the Parent is merged or to which such conveyance, transfer or lease is made shall, if the Fund shall own at least one third of the outstanding capital stock of such successor entity, succeed to, and be substituted for, the Company or the Parent under this Agreement with the same effect as if such successor corporation had been a party thereto. Any other such consolidation, merger or conveyance, transfer or lease of all or substantially all of the assets of the Company or the Parent shall have the effect of terminating this Agreement or of releasing of the Company or the Parent or any such successor corporation from its obligations hereunder.

       5.   INDEMNIFICATION. (a)  DEFINITIONS.

         (i) "CLAIM" means, with respect to any Indemnitee, any claim against such Indemnitee involving any Obligation with respect to which such Indemnitee may be entitled to be defended and indemnified by the Company and the Parent under this Agreement.

        (ii) "INDEMNITEE" means each of NCP, the Fund, Baird Investment
Group, L.L.C., their respective successors and assigns, and their respective directors, officers, partners, ordinary members, managing members, employees, agents, advisors, representatives and controlling persons (within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT").

       (iii) "OBLIGATIONS" means, collectively, any and all claims, obligations, liabilities, causes of actions, actions, suits, proceedings, investigations, judgments, decrees, losses, damages, fees, costs and expenses (including without limitation interest, penalties and fees and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether

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incurred, arising or existing with respect to third parties or otherwise at any time or from time to time.

       (b) The Company and the Parent hereby agree to jointly and severally indemnify, defend and hold harmless each Indemnitee:

       (i) from and against any and all Obligations, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the Securities Act, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any other applicable securities or other laws, in connection with any of the Transactions, (B) any other action or failure to act of the Parent, the Company or any other direct or indirect Subsidiary of the Parent or any of their predecessors, whether such action or failure has occurred or is yet to occur or (C) except to the extent that any such Obligation is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or intentional misconduct of NCP or its Affiliates, the performance by NCP of the Transaction Services, the Continuing Services or any other consulting, monitoring, financial advisory or other services for the Parent, the Company or any other direct or indirect Subsidiary of the Parent (whether performed prior to the date hereof, hereafter, pursuant to this Agreement or otherwise); and

       (ii) to the fullest extent permitted by Delaware law, from and against any and all Obligations in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of the Parent, the Company or any other direct or indirect Subsidiary of the Parent, as the case may be, or is or was serving at the request of such corporation as a director, officer, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of the Parent, the Company or any other direct or indirect Subsidiary, as the case may be;

in each case including but not limited to any and all fees, costs and expenses (including without limitation fees and disbursements of attorneys) incurred by or on behalf of any

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Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement.

       (c) Without in any way limiting the foregoing Section 6(b), the Company and the Parent agree to jointly and severally indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations resulting from, arising out of or in connection with, based upon or relating to liabilities under the Securities Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any document prepared, executed or delivered in connection with the Transactions, including, without limitation, in the Offering Memorandum, the Exchange Offer Registration Statement (as defined in the Offering Memorandum), the Confidential Private Placement Memorandum with respect to the offering of interests in the Fund or the Confidential Managers Information Memorandum and Confidential Employees Information Memorandum, with respect to the opportunity offered managers and employees of the Parent to retain equity in the Parent (each, a "TRANSACTION DOCUMENT"), (ii) any untrue statement or alleged untrue statement of a material fact contained in any Transaction Document or (iii) any omission or alleged omission to state in any Transaction Document a material fact required to be stated therein or necessary to make the statements therein not misleading unless, in the case of each of clauses (i), (ii), and (iii), it is finally judicially determined by a court of competent jurisdiction that such Obligations resulted from the fraudulent conduct of such Indemnitee.

       6.   INDEMNIFICATION PROCEDURES.

       (a) Whenever any Indemnitee shall have actual knowledge of the reasonable likelihood of the assertion of a Claim, NCP (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or such Indemnitee shall notify the Company and the Parent in writing of the Claim (the "NOTICE OF CLAIM") with reasonable promptness after such Indemnitee has such knowledge relating to such Claim and has notified NCP thereof. The Notice of Claim shall specify all material facts known to NCP (or if given by such Indemnitee, such Indemnitee) that may give rise to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if NCP (or if given by such Indemnitee, such Indemnitee) has knowledge of such amount or a

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reasonable basis for making such an estimate.  The failure of NCP to give such
Notice of Claim shall not relieve either the Company or the Parent of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Company and the Parent shall, at their expense, undertake the defense of such Claim with attorneys, of their own choosing satisfactory in all respects to NCP. NCP may participate in such defense with counsel of NCP's choosing at the expense of the Company and the Parent. In the event that the Company or the Parent do not undertake the defense of the Claim within a reasonable time after NCP has given the Notice of Claim, NCP may, at the expense of the Company and the Parent and after giving notice to the Company and the Parent of such action, undertake the defense of the Claim and compromise or settle the Claim, all for the account of and at the risk of the Company and the Parent. In the defense of any Claim, the Company and the Parent shall not, except with the consent of NCP, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief, or that does not include as an unconditional term thereof the giving by the person or persons asserting such Claim to such Indemnitee of a release from all liability with respect to such Claim. In each case, NCP and each other Indemnitee seeking indemnification hereunder will cooperate with the Company and the Parent, so long as the Company and the Parent are conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of NCP or such Indemnitee, as the case may be, and persons needed as witnesses who are employed by NCP or such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company and the Parent.

       (b) The Company and the Parent hereby agree to advance costs and expenses, including attorney's fees, incurred by NCP (acting on its own behalf or, if requested by any such Indemnitee other than itself, on behalf of such Indemnitee) or any Indemnitee in defending any Claim in advance of the final disposition of such Claim upon receipt of an undertaking by or on behalf of NCP or such Indemnitee to repay amounts so advanced if it shall ultimately be determined that NCP or such Indemnitee is not entitled to be indemnified by the Company and the Parent as authorized by this Agreement.


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       (c)  NCP shall notify the Company and the Parent in writing of the amount of any Claim actually paid by NCP (the "NOTICE OF PAYMENT"). The amount of any Claim actually paid by NCP shall bear simple interest at the rate equal to the Bank of Nova Scotia's prime rate as of the date of such payment plus 2% per annum, from the date the Company and the Parent receive the Notice of Payment to the date on which the Company or the Parent shall repay the amount of such Claim plus interest thereon to NCP.

       7. CERTAIN COVENANTS. The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement. The rights of each Indemnitee and the obligations of the Company and the Parent hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. The Company and the Parent shall maintain the State of Delaware as their state of incorporation and shall implement and maintain in full force and effect any and all corporate charter and by-law provisions that may be necessary or appropriate to enable it to carry out their obligations hereunder to the fullest extent permitted by Delaware corporate law, including without limitation a provision of their certificates of incorporation eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by Section 102(b)(7) (or any successor section thereto) of the General Corporation Law of the State of Delaware, as it may be amended from time to time.

       8. GOVERNING LAW. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies, in which case such law shall apply.

       9. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

       10. INDEPENDENT CONTRACTOR STATUS. The parties agree that NCP shall perform services hereunder as an independent contractor, retaining control over and

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responsibility for its own operations and personnel.  Neither NCP nor any of its employees or agents shall, solely by virtue of this Agreement or the arrangements hereunder, be considered employees or agents of the Company or the Parent nor shall any of them have authority to contract in the name of a member of or bind the Company or the Parent, except to the extent that any member or professional employee of NCP may be serving as a director or an officer of the Company or the Parent.

       11. NOTICES. All notices and other communications made in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b) one Business Day after it is sent by overnight courier guaranteeing next day delivery, in each case, addressed as follows or, to such other address as may be specified in writing to the other parties hereto:

         (i)     if to the Company or the Parent:

                 Leiner Health Products Inc.
                 901 E. 233rd Street
                 Carson, CA  90745
                 Facsimile:  (310) 952-7766
                 Telephone:  (310) 835-8400
                 Attention:  Robert M. Kaminski

        (ii)     if to NCP:

                 North Castle Partners, L.L.C.
                 11 Meadowcroft Lane
                 Greenwich, CT  06830
                 Attention:  Charles F. Baird, Jr.

                 with a copy to:

                 Debevoise & Plimpton
                 875 Third Avenue
                 New York, New York 10022
                 Facsimile:  (212) 909-6836
                 Telephone:  (212) 909-6000
                 Attention:  Franci J. Blassberg, Esq.

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Either party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, facsimile, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

       12. ENTIRE AGREEMENT. This Agreement, (A) contains the complete and entire understanding and agreement of NCP and the Company with respect to the subject matter hereof and (B) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, in respect of the subject matter hereof. There are no representations or warranties of NCP in connection with this Agreement or the services to be provided hereunder, except as expressly made and contained in this Agreement.

       13. HEADINGS. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

       14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

       15. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns and to each Indemnitee, PROVIDED that none of NCP, the Parent or the Company may assign any of its rights or obligations under this Agreement without the express written consent of the other party hereto. This Agreement is not intended to confer any right or remedy hereunder upon any person other than the parties to this Agreement and their respective successors and permitted assigns and each Indemnitee.

       16. WAIVER OF JURY TRIAL. Each party hereto acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore it hereby irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement, or the transac-

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tions contemplated by this Agreement.  Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) it understands and has considered the implications of this waiver, (C) it makes this waiver voluntarily, and (D) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 17.

       17. SUBMISSION TO JURISDICTION. The Company, the Parent and NCP hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America, in each case located in the State, City and County of New York, solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement may not enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding may be heard and determined in such a New York State or Federal court. The Company, the Parent and NCP hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

       18. AMENDMENT; WAIVERS. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party or Indemnitee against whom enforcement of the amendment, modification, supplement, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or Indemnitee granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto or any Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any Indemnitee on one or more occasions, to enforce any of the

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provisions of this Agreement or to exercise any right, powers or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights, power or privileges hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party or Indemnitee may otherwise have at law or in equity or otherwise.







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       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                           NORTH CASTLE PARTNERS, L.L.C.


                           By: /s/ Charles F. Baird, Jr.
                              ------------------------------
                              Name:  Charles F. Baird, Jr.
                              Title: Sole Member


                           LEINER HEALTH PRODUCTS INC.


                           By: /s/ William B. Towne
                              ------------------------------
                              Name:  William B. Towne
                              Title: Executive Vice President, Treasurer


                           LEINER HEALTH PRODUCTS GROUP INC.


                           By: /s/ William B. Towne
                              ------------------------------
                              Name:  William B. Towne
                              Title: Executive Vice President, Treasurer




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